Exhibit 23.3

CONSENT OF MICHAEL STEINMANN, P. GEO.

To:    United States Securities and Exchange Commission

Re:    Expert Consent for Annual Report on Form 40-F

Technical reports entitled:

1.“Technical Report for the Huaron Property, Pasco, Peru” dated effective June 30, 2014 relating to the Huaron property;
2.“Technical Report for the Morococha Property, Yauli, Peru” dated effective June 30, 2014 relating to the Morococha property; and
3.“Pan American Silver Corp. Navidad Project, Chubut Province, Argentina: Preliminary Assessment” dated January 14, 2011 related to the Navidad property

(collectively, the “Technical Reports”) were prepared for Pan American Silver Corp. (the “Corporation”) in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects by Michael Steinmann, P. Geo., in whole or in part, and filed with applicable securities regulatory authorities.

The undersigned does hereby consent to the inclusion of the written disclosure of the Technical Reports and the extracts from, or summary of, or references to the Technical Reports and other scientific and technical information attributed to the undersigned (the “Technical Information”) by the Corporation in the annual information form of the Corporation, dated February 17, 2021 (the “AIF”) and in the Annual Report on Form 40-F of the Corporation, dated February 17, 2021 (the “40-F”). The undersigned does also hereby consent to the reference to my name in the AIF and the 40-F.

The undersigned consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-180494, 333-180495, 333-206162 and 333-229795) of the references to my name and the above mentioned information in the AIF and 40-F.

The undersigned does hereby confirm that I have read the AIF and the 40-F and have no reason to believe that there are any misrepresentations in the information contained in the AIF or the 40-F that are (a) derived from the Technical Reports or the Technical Information; or (b) within my knowledge as a result of the services I performed in connection with the Technical Reports or the Technical Information.

Dated this 17th day of February, 2021.

/s/ “Michael Steinmann”
Michael Steinmann, P. Geo.